UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 2, 2012 (February 29, 2012)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On February 29, 2012, Coronus Energy Corp. (“Coronus”), our wholly-owned subsidiary, entered into a System Impact Study Agreement (the “SIS Agreement for 29-Palms North 3”) with Southern California Edison (“SCE”). The SIS Agreement for 29-Palms North 3 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar photovoltaic (PV) power system (the “29-Palms North 3 Project”) on the 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, Coronus acquired on May 16, 2011.

The SIS Agreement for 29-Palms North 3 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the 29-Palms North 3 Project and the adequacy of SCE’s electrical system to accommodate the 29-Palms North 3 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the 29-Palms North 3 Project. The estimated cost of the SIS Agreement for the 29-Palms North 3 Project is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for 29-Palms North 3, Coronus paid SCE the $10,000 deposit.

The close of escrow for the Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”), entered into by Coronus, as reported in our Form 8-K’s filed with the SEC on October 14 and December 9, 2011, and January 18 and February 8, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Yucca Valley East Agreement, has also been extended. Under the Yucca Valley East Agreement, effective February 29, 2012, the close of escrow has been extended to April 6, 2012, and the Yucca Valley East Agreement is now subject to Coronus’ board of director approval on or before March 31, 2012.

We sought the above extension because we require additional time to determine whether the property will be suitable for solar PV developments under the California Public Utilities Commission’s feed-in tariff program for small generators.

ITEM 7.01      REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the SIS Agreement for 29-Palms North 3, as disclosed above under Item 1.01. We announced also the extension to the Yucca Valley East Agreement, as disclosed above under Item 1.01.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of March, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors